Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated April 8, 2025, relating to the financial statement of Align Alternative Access Fund, for the period ended March 20, 2025, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

May 6, 2025